                                                                    EXHIBIT 10.4

                      FIRST AMENDMENT TO COMMERCIAL LEASE

     THIS FIRST AMENDMENT TO COMMERCIAL LEASE ("Amendment") is made and entered into this 3rd day of January, 1995 by and between PORTOLESE & SAMPLE INVESTMENTS, a General Partnership ("Lessor"), and INTERNATIONAL AMBASSADOR PROGRAMS, INC., a Washington Corporation ("Lessee").

                                    RECITALS

     A. On or about December 21, 1992, Lessor and Lessee entered into a Commercial Lease (the "Lease") for the premises commonly known as South 110 Ferrall, Spokane, Washington (the "Demised Premises").

     B. The Lease provides that Lessee may not assign the Lease without the prior written consent of Lessor, and further provides that the sale of Lessee's stock is deemed to be an assignment.

     C. Lessee's stock is being sold and the parties desire to confirm Lessor's approval of the assignment and to amend the Lease in certain respects.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Lessor hereby consents to the assignment of the Lease resulting from the sale of one hundred percent (100%) of the capital stock of Lessee from John
T. Tatham, Trudy Tatham, Emanuele Portolese and Jose M. Sample to Peter V. Ueberroth and John Ueberroth.

     2. Article I Section 2 is hereby amended to provide that the term of the Lease shall end on December 31, 2004, subject to the extension or earlier termination as provided herein.

     3. Article III Section 2 hereby amended to provide that Lessee may use the Demised Premises for any lawful use.

     4. Article III Section 4 is hereby amended to provide that Lessee shall not be required to comply with any law, ordinance or regulation which (a) requires structural changes or modifications to the Demised Premises, or (b) involves the clean-up, removal or remediation of Hazardous Substances in, on, under or about the Demised Premises, unless caused by Lessee. As used herein, "Hazardous Substances" means any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Demised Premises, is either:

(i) potentially injurious to the public health, safety or welfare, the environment or the Demised Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof, and asbestos.

     5. Article IV Section 1 is hereby amended to provide (a) that the limits of the liability insurance shall be not less than Three Million Dollars ($3,000,000) combined single limit, and (b) that the requirement that Lessee obtain a written obligation from the insurance company to notify Lessor at least thirty (30) days prior to cancellation shall be on a "best efforts" basis.

     6. Section 7 of Article IV is hereby amended to reduce the fifty percent (50%) to twenty-five percent (25%) and also to give Lessee the right to terminate the lease in the event of such damage or destruction. Furthermore, the monthly rental shall be abated in the same proportion as the damaged and destroyed portion bears to the entire Demised Premises.

     7. Article VI is hereby deleted and replaced with the following:

                    "Lessee is hereby granted the right and option to renew this
               Lease for an additional period of ten (10) years upon the expiration of the initial terms, upon the same terms and conditions (except that the monthly rental during said renewal period shall be the fair rental value of the Demised Premises as of the date that the option is exercised), provided that Lessee gives Lessor written notice of its intention to exercise this option to extend the term not later than six (6) months prior to the end of the initial term. For purposes of this provision, the fair rental value of the Demised Premises shall be based on the market rentals of similar properties in the Spokane area."

     8. Article VII Section 1 is hereby amended to provide that Lessee may make cosmetic or other nonstructural alterations or improvements to the Demised Premises (not exceeding Fifty Thousand Dollars ($50,000) over the term of the Lease) without Lessor's prior consent.

     9. Article VIII is hereby amended to provide that, subject to the provisions of this Lease dealing with damage and destruction and condemnation,
(a) Lessor shall be responsible for the maintenance and repair of the structural portions of the Demised Premises, and (b) Lessee's responsibility to maintain and repair the balance of the Demised Premises (including the roof) is limited with respect to any item which costs more than $10,000.00 to repair or replace such that Lessee shall only be liable for a proportion of the cost thereof computed by dividing the number of years remaining in the term of the Lease (excluding unexercised options) by ten (10). For example, if an air conditioning unit requires replacement at the cost of $50,000 with four years remaining in the initial term of the Lease, then Lessee's responsibility will be 4/10 of such cost, or $20,000.

     10. Article X is hereby amended by deleting the next to last sentence and inserting the following in lieu thereof: "For the purposes of this Lease, the sale, conveyance, assignment or other transfer of more than fifty-one percent (51%) of the common stock of Lessee, other than among the persons described in Paragraph 1 hereof (or to a trust created for the benefit of any of such persons) shall be deemed an assignment for the purposes of the restrictions in this Article X."

     11. Article XI Section 1 is hereby amended to provide that should real property taxes which are assessed against the Demised Premises increase as a result of the sale, transfer or other alienation or encumbering thereof by Lessor, then Lessor and not Lessee shall be liable for such tax increases.

     12.  Article XX Section 1 is hereby amended as follows:

          (a) Subparagraph (a) is hereby deleted and replaced with the following: "Lessee shall fail to pay any installment of rental or additional rental hereunder and such failure shall continue for a period of ten (10) days after written notice from Lessor."

          (b) Subparagraph (b) is amended by adding the following: "Provided, however, that if the nature of the default is such that it is reasonably expected to take more than twenty (20) days to cure, then an event of default will not exist if Lessee commences the cure within the twenty (20) day time period and thereafter diligently pursues the cure to completion."

          (c) Subparagraph (e) is amended by adding the following: "which receiver or trustee is not removed or discharged within thirty (30) days".

          (d) Subparagraph (g) is amended by adding the following: "which lien is not removed or bonded against within thirty (30) days after notice thereof from Lessor".

     13. Article XII Section 3 is hereby amended by adding the following: "If Lessee is the prevailing party in any legal action commenced to interpret or enforce the Lease, whether commenced by Lessee or Lessor, Lessee shall be entitled to recover from Lessor its reasonable attorneys' fees and court costs."

     14. Article XIII is hereby amended to provide (a) that mailed notices shall be deemed received on the earlier of the date of delivery shown on the return-receipt or the second (2nd) business day after mailing, (b) that notices may be given by overnight delivery service, such as Federal Express, which shall be deemed received on the date of delivery, and (c) that copies of all notices to Lessee shall be mailed to the following address:

          Peter V. Ueberroth
          John Ueberroth
          500 Newport Center Drive
          Suite 900
          Newport Beach, California 92660

     15. The following additional provisions are hereby added to the Lease as
Article XV:

               "1. Notwithstanding anything in the Lease to the contrary, Lessee may terminate this Lease at any time upon giving not less than twelve (12) months' written notice to Lessor; provided, however, Lessee may not give such notice prior to December 31, 1995.

               2. Either Lessor or Lessee shall, within fifteen
          (15) days after written notice from the other party, execute, acknowledge and deliver to the requesting party a customary estoppel certificate or tenancy statement.

               3. At the request of either Lessor or Lessee, a short form or memorandum of this Lease shall be recorded, at the expense of the requesting party.

               4. Whenever in this Lease the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed."

     16. Lessor represents and warrants to Lessee that on the date of this Amendment the Demised Premises comply with all applicable covenants and restrictions of record and all applicable building codes, regulations and ordinances then in effect (such representation and warranty does not apply to the present use to which Lessee has put the Demised Premises). Further, Lessor represents and warrants to Lessee that the existing plumbing, fire sprinkler system (if any), lighting, air conditioning, heating and other mechanical systems within the Demised Premises are in good and normal operating condition as of the date of this Amendment. If Lessee gives notice to Lessor that any of the foregoing representations or warranties are inaccurate within six (6) months after the date of this Amendment, Lessor will immediately correct the problem at Lessor's expense.

     17. Lessor represents and warrants to Lessee that it is not aware of the existence of any Hazardous Substances in, on, under or about the Demised Premises as of the date of this Amendment.

     18. Capitalized terms used in this Amendment shall have the same meaning as set forth in the Lease, unless otherwise provided herein.

     19. To the extent that the provisions of this Amendment conflict or are inconsistent with the provisions of the Lease, the provisions of this Amendment shall control.

     20. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect as originally written.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

"LESSOR"                                    "LESSEE"

PORTOLESE & SAMPLE                          INTERNATIONAL AMBASSADOR
INVESTMENTS, a General                      PROGRAMS, INC., a Washington
Partnership                                 Corporation

By  /s/ EMANUELE F. PORTOLESE               By  /s/ JOHN T. TATHAM
  --------------------------------            --------------------------------

Its  Partner                                Its  President
   -------------------------------             -------------------------------

                                COMMERCIAL LEASE


LESSOR: PORTOLESE & SAMPLE INVESTMENTS, a general partnership

LESSEE: INTERNATIONAL AMBASSADOR PROGRAMS, INC. a Washington corporation

                               TABLE OF CONTENTS


ARTICLE I. .................................................................  1

     1. Demised Premises....................................................  1

     2. Lease Term..........................................................  1

     3. Recording...........................................................  1

ARTICLE II. ................................................................  2

     1. Granting Clause.....................................................  2

     2. Amount of Rent......................................................  2

     3. Time of Payment.....................................................  2

     4. Late Rental.........................................................  2

ARTICLE III. ...............................................................  2

     1. Holding Over........................................................  2

     2. Commercial Use......................................................  2

     3. Quiet Enjoyment.....................................................  2

     4. Laws and Ordinances.................................................  2

     5. Environmental Regulations...........................................  3

     6. Utility Services....................................................  3

     7. Taxes and License Fees on Building Activity.........................  3

     8. Building Employees and Janitorial Services..........................  3

     9. Personal Property...................................................  3

ARTICLE IV. ................................................................  4

     1. Liability Insurance.................................................  4

     2. Fire and Extended Coverage..........................................  4

     3. Acts of Invalidation................................................  4

     4. Lessor's Negligence.................................................  4

     5. Losses Covered by Insurance.........................................  4

     6. Liability for Damage................................................  4

     7. Notice of Damage....................................................  5

     8. Rebuilding and Repair ...............................................  5

     9. Operation During Repair .............................................  5

ARTICLE V. ..................................................................  5

     1. Eminent Domain Greater Than 20% Taken ...............................  5

     2. Eminent Domain Less Than 20% Taken ..................................  5

     3. Assignment of Compensation ..........................................  5

ARTICLE VI. .................................................................  5

        Option to Renew .....................................................  5

ARTICLE VII. ................................................................  6

     1. Future Remodeling....................................................  6

     2. Ownership of Improvements ...........................................  6

     3. Consent of Lessor Required ..........................................  6

     4. Governmental Approval ...............................................  6

     5. Insurance Premium Increases .........................................  6

     6. Waiver of Lien Required .............................................  6

ARTICLE VIII. ...............................................................  6

        Repairs .............................................................  6

ARTICLE IX. .................................................................  7

        Access ..............................................................  7

ARTICLE X. ..................................................................  7

        Assignment and Subletting ...........................................  7

ARTICLE XI. .................................................................  7

     1. Property Taxes ......................................................  7

     2. Future Taxes on Rentals .............................................  7

ARTICLE XII. ................................................................  7

     1. Event of Default ....................................................  7

          (a) Failure to Pay Rent ...........................................  7

          (b) Failure to Comply With Terms of Lease .........................  7

          (c) Insolvency of Lessee ..........................................  7

          (d) Bankruptcy of Lessee............................................ 8

          (e) Appointment of Receiver......................................... 8

          (f) Abandonment..................................................... 8

          (g) Creation of Lien................................................ 8

     2. Remedies for Default.................................................. 8

          (a) Termination of Lease and Surrender.............................. 8

          (b) Retaking Possession and Reletting Without Termination of Lease.. 8

     3. Attorney's Fees ...................................................... 8

ARTICLE XIII. ................................................................ 8

        Notices to Lessee and Lessor.......................................... 8

ARTICLE XIV. ................................................................. 9

     1. Legal Relationship of Lessor and Lessee............................... 9

     2. Captions and Construction of Language................................. 9

     3. Waiver of Covenants................................................... 9

     4. Computation of Time................................................... 9

     5. Entire Agreement...................................................... 9

     6. Applicable Laws....................................................... 9

     7. Binding Effect........................................................ 9

                                COMMERCIAL LEASE

     THIS LEASE is made this 21st day of December, 1992, between PORTOLESE & SAMPLE INVESTMENTS, a General Partnership, with its principal offices in Spokane, Washington, the "LESSOR," and INTERNATIONAL AMBASSADOR PROGRAMS, INC. a Washington corporation, with its principal office in Spokane, Washington, the "LESSEE."

                                   ARTICLE I.

     1. Demised Premises. The Demised Premises is property located at South 110 Ferrall, Spokane, Washington, more particularly described as:

     Lots 1, 2, 3, 7, 8, 9, 10, 11 & 12, Block 11, and Lots 4, 5 and 6 of Block
     2, KAUFMAN'S SECOND ADDITION, as per plat thereof recorded in Volume "B" of Plats, page 4, records of Spokane County;

     EXCEPT that portion of Lot 3 deeded to the City of Spokane for street purposes described as follows: BEGINNING at a point on the East line of said Lot 3, 10 foot South of the Northeast corner; thence Southwesterly to a point on the South line, 90 feet West of the Southeast corner; thence East along the South line to the Southeast corner; thence North along the East line to the point of beginning;

     AND EXCEPTING THEREFROM that portion of Lots 7 and 8 contained within the following described property: BEGINNING at the Southeast corner of said Lot 7; thence West along the South line of said Lot 7 to the Southwest corner thereof; thence North along the West line of said Lot 7 a distance of 23 feet to a point, thence Southeasterly along a straight line to a point 34 feet East of the West line of said Lot 7 and 17 feet North of the South line of said Lot; thence Northeasterly along a straight line to a point on the South line of said Lot 8 a distance of 68 feet West of the Southeast corner thereof; thence Northeasterly along a straight line to a point on the South line of Lot 9, in said Block 11, a distance of 15 feet West of the Southeast corner of said Lot 9; thence Northeasterly along a straight line to a point on the East line of said Lot 9 a distance of 13 feet North of the Southeast corner thereof; thence South along the East line of said Lots 9, 8 and 7 to the True Point of Beginning;

     AND EXCEPT that portion of Lot 9 for street purposes described as follows:
     BEGINNING at the Southeast corner of said Lot 9; thence North along the East line, 13 feet; thence Southwesterly to a point on the South line, 15 feet West from the Southeast corner; thence East along the South line to the point of beginning;

     Situate in the City of Spokane, County of Spokane, State of Washington.

     SUBJECT TO restrictions, easements and reservations of record.

     2. Lease Term. The term of this Lease shall be for 3 years commencing on January 1, 1993, and ending on December 31, 1997, with no rent payment for early occupancy in 1992.

     3. Recording. Upon the request of either party after the commencement date, LESSOR and LESSEE shall execute, acknowledge and deliver a supplemental agreement in a recordable form describing the premises and specifying the commencement-termination dates.

                                  ARTICLE II.

     1. Granting Clause. In consideration of the obligation of the LESSEE to pay rent provided below, and in consideration of the other terms hereof, LESSOR leases to LESSEE, and LESSEE hereby takes from the LESSOR, the Demised Premises, TO HAVE AND TO HOLD said premises for the Lease Term specified above. At the commencement of the term, the LESSEE shall accept the building, improvements, and any equipment on or in the Demised Premises, in their existing condition. No representation, statement, or warranty, express or implied, has been made by or on behalf of the LESSOR as to such condition, or as to the use that may be made of such property. In no event shall the LESSOR be liable for any defect in such property or for any limitation on its use.

     2.   Amount of Rent.

          (a) The LESSEE shall pay to the LESSOR as rental for the Demised Premises THIRTY-SIX THOUSAND NINE HUNDRED NINETY-TWO DOLLARS ($36,992) per month.

          (b) The rent specified in this Lease shall be net to LESSOR in each year during the Lease term. Accordingly, LESSEE shall pay all expenses and obligations relating to the Demised Premises (except as otherwise specifically provided herein) which may arise or become due during the Lease term, and LESSEE shall indemnify and hold LESSOR harmless against such expenses and obligations.

     3. Time of Payment. The rental payment shall be payable on the 1st day of each calendar month of the lease term.

     4. Late Rental. In the event any rental payment or any other payment required to be made by LESSEE to LESSOR under the terms of this Lease is not made within fifteen (15) days of its due date, the LESSEE shall pay to the LESSOR an additional rental and as a service charge ONE HUNDRED DOLLARS ($100.00) per month for each instance of a late rental payment or other payment required to be made under the terms of this Lease.

                                  ARTICLE III.

     1. Holding Over. In the event LESSEE remains in possession of the demised premises after the expiration of this Lease and without the execution of a new lease, LESSEE shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental herein provided plus Twenty Percent (20%) of such amount and otherwise subject to all the conditions, provisions, and obligations of this Lease.

     2. Commercial Use. The Demised Premises may be used only for the permitted use, which is sales and service in connection with the operations of LESSEE.

     3. Quiet Enjoyment. LESSOR shall furnish LESSEE with the quiet and peaceful possession and enjoyment of said Demised Premises during the term of this Lease, so long as the LESSEE shall comply herewith, without any manner of hindrance from the LESSOR.

     4. Laws and Ordinances. The LESSEE shall comply with any law, ordinance, and regulation, federal, state, county, or municipal, now or hereafter in force, applicable to the leased property, relating to use or occupancy thereof or to the making of repairs, changes, alterations or improvements, ordinary or extraordinary, structural or otherwise, seen or unforeseen. The LESSEE shall comply with any and all rules and regulations applicable to the leased property issued by the Board of Fire Underwriters, or by any other body hereinafter constituted exercising similar functions, and by insurance companies writing policies covering the leased property which now or hereafter may become applicable to the leased property. The LESSEE shall pay all costs, expenses, claims, fines, penalties, and damages that may be imposed because of the failure of the LESSEE to comply with this paragraph, and shall indemnify the LESSOR from all liability arising from each noncompliance. The LESSOR and the LESSEE shall each promptly give notice to the other of any notice of violation received by them. Without diminishing the obligation of the LESSEE, if the LESSEE shall at any time fail to comply as expeditiously as reasonably feasible with any law, ordinance, rule, or regulation concerning or affecting the leased property, or the use and occupation thereof; and, if a stay is necessary with respect to such compliance, and the LESSEE shall have failed to obtain such stay, the LESSOR after ten (10) days' prior written notice to the LESSEE may so comply, and the reasonable costs and expenses of the LESSOR in such compliance shall be paid by the LESSEE. Upon the LESSEE's failure so to pay, any such payments made by the LESSOR, together with the interest thereon to be computed at the rate of twelve percent (12%) per annum from the date of payment, shall be considered as additional rent to be added to the installment of net rental next accruing, and shall entitle the LESSOR to enforce any of the terms herein contained that may be applicable to such rent. The LESSEE shall have the right to contest by appropriate legal proceedings in the name of the LESSEE or the LESSOR, or both, without costs or expense to the LESSOR, the validity or application of any such law, ordinance, rule or requirement and the LESSOR shall cooperate with the LESSEE and will execute and deliver any appropriate papers which may be necessary to permit the LESSEE to contest the validity or application thereof.

     5. Environmental Regulations. LESSEE shall not create or permit any condition on the Demised Premises that could present a threat to human health or to the environment. LESSEE shall indemnify and hold harmless LESSOR from any suit or claim growing out of any damages alleged to have been caused, in whole or in part, by an unhealthful, hazardous or dangerous condition caused by, contributed to, or aggravated by LESSEE's presence on and use of the Demised Premises or LESSEE's violation of any laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oils and gas, toxic, corrosive, or hazardous materials, air, water (surface or groundwater) or noise pollution, and the storage, handling, use or disposal of any such material. LESSEE shall bear the expense of all practices or work, preventative or remedial, which may be required because of the condition or use of the Demised Premises, by LESSEE or those claiming by, through or under LESSEE, during LESSEE's period of occupancy. LESSEE expressly agrees that the indemnification and hold harmless obligations it hereby assumes shall survive termination of this Lease, and that statutory limitation periods on actions to enforce these obligations shall not be deemed to commence until LESSOR discovers any such health or environmental impairment, and LESSEE hereby knowingly and voluntarily waives the benefits of any shorter limitation period.

     6. Utility Services. The LESSOR shall not be required to provide any service to the leased property, including but not limited to heat, water, and power. The LESSOR shall not be liable for any failure of water supply or electric current or of any service by any utility; for injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain, or snow which may flow or leak from any part of the leased property, including the basement area, or from any pipes, appliances, or plumbing works, from the street or subsurface, or from any other place; or for interference with light or other easements, however caused. The LESSEE shall contract directly in its own name with suppliers and shall pay all charges for steam, gas, electricity, water, light, heat, power, refuse, and other services used in or about or supplied to the leased property, and shall indemnify the LESSOR against any liability on such account.

     7. Taxes and License Fees on Building Activity. LESSEE shall pay all occupational, business, personal property, or other taxes or license fees or charges against the business conducted in said premises and against any property or persons maintained in connection therewith, and will not permit any lien to be filed against the real estate because or on account of any such fee, license, tax or other charge.

     8. Building Employees and Janitorial Services. LESSEE shall employ and pay all personnel required in the building operations including but not limited to maintenance, janitor and watchmen. LESSEE shall furnish its own janitor and shall keep said Demised Premises in a neat, clean and orderly condition.

     9. Personal Property. All personal property in and upon the said premises shall be at the sole risk of the LESSEE and the LESSOR shall not be liable for any damage to said property sustained by the

LESSEE or any other person, unless such accident shall have been occasioned by the negligence of the LESSOR or their agents or employees.

                                  ARTICLE IV.

     1. Liability Insurance. LESSEE shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring LESSEE as a named insured and LESSOR as an additional named insured against all claims, demands or actions arising out of or in connection with LESSEE's use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy or policies to be in an amount not less than $5,000,000 combined single limit for bodily injury, including personal injury, and property damage, and to be written by insurance companies licensed to do business in the State of Washington. LESSEE shall obtain a written obligation on the part of each insurance company to notify LESSOR at least thirty (30) days prior to cancellation or modification of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to LESSOR. Renewals thereof as required shall be delivered to LESSOR at least thirty (30) days prior to the expiration of the respective policy terms.

     2. Fire and Extended Coverage. LESSEE shall obtain and keep in force during the term of this Lease a fire and all other perils insurance policy, insuring the Demised Premises against destruction by fire or otherwise to the full replacement value thereof with loss payable made first to the LESSOR to the extent of its interest in the real property and building of the Demised Premises. In addition, from time to time, the LESSOR and LESSEE shall review the replacement value and upon LESSOR's request, the coverage shall be increased to cover any increase in replacement costs. Provided, however, that such increase shall not take place more than once for each Lease year.

     3. Acts of Invalidation. LESSEE shall not, without LESSOR's prior written consent, keep or do anything within the Demised Premised for any purpose which invalidates any insurance policy carried on the Demised Premises.

     4. Lessor's Negligence. LESSOR shall not be liable to LESSEE or to LESSEE's employees, agents or visitors, or to any other person whomsoever, for any injury to person or damage to or loss of property on or about the Demised Premises caused by the act, negligence or misconduct of LESSEE, its employees, subtenants, or licensees, or of any other person entering the Demised Premises under express or implied invitation of LESSEE, or arising out of the use of the premises by LESSEE and the conduct of its business therein, or arising out of any breach or default by LESSEE in the performance of its obligations hereunder; and LESSEE hereby agrees to indemnify LESSOR and hold them harmless from any loss, expense or claims arising out of such damage or injury. LESSEE shall pay, as additional rental hereunder, on demand, all expenses incurred by LESSOR, including costs and attorneys' fees, with respect to any litigation or proceeding commenced or maintained as a result of LESSEE's activities on or in connection with the Demised Premises, provided LESSOR is not determined to be at fault in such litigation or proceeding.

     5. Losses Covered by Insurance. LESSOR and LESSEE agree and covenant that neither shall be liable to the other for loss arising out of damage to or destruction of the Demised Premises or contents thereof when such loss is caused by any perils included within the State of Washington fire and all other perils insurance policy. This Agreement shall be binding whether or not such damage or destruction be caused by negligence of either party, or their agents, employees or visitors.

     6. Liability for Damage. LESSOR and LESSOR's agents and employees shall not be liable to LESSEE for any injury to person or damage to property caused by the Demised Premises or other portions of the building becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises, nor shall LESSOR be liable to LESSEE for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the building or of any other persons whomsoever, excepting only duly authorized employees and agents of LESSOR.

     7. Notice of Damage. LESSEE shall give immediate written notice to LESSOR of any damage caused to the Demised Premises by fire or other casualty. In the event that the Demised Premises shall be damaged or destroyed by fire or other peril covered under the insurance herein required to be carried by LESSEE and LESSOR does not elect to terminate this Lease as hereinafter provided, LESSOR shall proceed with reasonable diligence at their sole cost and expense to rebuild and repair the Demised Premises. If the building in which the Demised Premises are located shall be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the area of the Demised Premises then leased to LESSEE by a peril covered by LESSEE's insurance, then LESSOR may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. LESSOR shall give written notice to LESSEE of such election within sixty (60) days after the occurrence of such casualty and if LESSOR elects to rebuild and repair, shall proceed to do so with reasonable diligence and at their sole cost and expense.

     8. Rebuilding and Repair. LESSOR's obligation to rebuild and repair under this Article shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to the casualty, and shall be further limited to the extent of the net insurance proceeds available to LESSOR for such restoration, and LESSEE agrees that promptly after completion of such work by LESSOR, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures, equipment and other items.

     9. Operation During Repair. LESSEE agrees during any period of reconstruction or repairs of the Demised Premises it will continue to operate its business within the Demised Premises to the extent practicable. The LESSOR agrees that the LESSEE may obtain business interruption insurance at its own cost and expense to protect against loss by reason of business interruption. The monthly rental shall not be abated. The payment of taxes and insurance premiums shall not be abated.

                                   ARTICLE V.

     1. Eminent Domain Greater Than 20% Taken. If more than twenty percent (20%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate, and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

     2. Eminent Domain Less Than 20% Taken. If less than twenty percent (20%) of the floor area of the Demised Premises should be taken as aforesaid, this Lease shall not terminate. Following such partial taking, LESSOR shall make all necessary repairs or alterations to make the Demised Premises an architectural whole; provided, however, that LESSOR's obligation to repair and rebuild under this Article V shall in any event be limited to the extent of the net condemnation award available to LESSOR for such purposes.

     3. Assignment of Compensation. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises shall be the property of LESSOR, and LESSEE hereby assigns its interest in any such award to LESSOR; provided, however, LESSOR shall have no interest in any award made to LESSEE for loss of business or for the taking of LESSEE's fixtures and other property if a separate award for such items is made to LESSEE.

                                  ARTICLE VI.

     Option to Renew. The LESSEE, but not any sub-lessee or assignee of the LESSEE, shall have the right to extend this Lease for an additional five (5) year period on the same terms and conditions as this original Lease, at a mutually-acceptable monthly rental.

     In no event, however, shall the minimum rental be less than THIRTY-SIX THOUSAND NINE HUNDRED NINETY-TWO DOLLARS ($36,992) per month.

                                  ARTICLE VII.

     1. Future Remodeling. In the event the LESSEE wishes to remodel in the future, all such remodeling shall be the responsibility of the LESSEE. If the LESSEE shall remodel or make leasehold improvements to the premises, such remodeling or leasehold improvements shall not be done without first securing the consent of the LESSOR, which consent shall not be unreasonably withheld.
No work on the building, repairing, altering or improving the Demised Premises by the LESSEE shall in any way constitute or be made a lien upon the Demised Premises. Such right of lien shall not exist, and this Lease and the recording of this Lease or any summary of this Lease is intended as a notice to any and all persons doing work or labor thereon or furnishing materials thereto, that they or none of them shall have the right to a lien of any kind whatsoever upon the Demised Premises.

     2. Ownership of Improvements. All alternations, decorations, additions, and improvements, except movable trade fixtures, shall become the property of the LESSOR upon termination of this Lease.

     3. Consent of Lessor Required. If written consent of the LESSOR to any proposed alterations by the LESSEE shall have been obtained, the LESSEE agrees to advise LESSOR in writing of the date upon which such alterations will commence in order to permit the LESSOR, if they so desire, to post notice of nonresponsibility.

     4. Governmental Approval. Before the commencement of such work such plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction, and any public utility company having an interest therein, and all such work shall be done subject to and in accordance with the requirements of law and local regulations of all governmental departments or authorities having jurisdiction and of each public utility company.

     5. Insurance Premium Increases. Before the commencement of any remodeling work the LESSEE shall pay the amount of any increase in premiums on insurance policies provided for hereunder on account of endorsements to be made thereon covering the risk during the course of such work.

     6. Waiver of Lien Required. Any contract or agreement for labor, services, materials, or supplies in connection with any alteration, rebuilding, replacement, change, addition, or improvement, shall provide that no lien or claim shall thereby be created, or arise, or be filed by anyone thereunder upon or against the leased property, or the buildings or improvements thereon, or to be erected on the leased property or any of the equipment thereof. Before the commencement of any such work, the LESSEE shall deliver to the LESSOR either a duplicate original of such contract or a written waiver by the architect, engineer, contractor, materialman, mechanic, person, or corporation named in such contract of all right of lien which he or it might otherwise have upon or against the leased property, or the buildings or improvements to be altered, repaired, improved, or constructed, or the interest of the LESSOR therein.

                                 ARTICLE VIII.

     Repairs. LESSEE shall be responsible for the maintenance of the foundation. LESSEE shall keep the Demised Premises, including the parking lot, all the interior and exterior walls, paint, and signs in good, clean condition and shall at its sole cost and expense make all needed repairs and replacements, including the roof and replacement of cracked or broken glass and window casings and of the pavement, any fences and all other portions of the Demised Premises. If any repairs required to be made by LESSEE hereunder are not made within thirty (30) days after written notice delivered to LESSEE by LESSOR, except repairs of an emergency nature which shall be promptly made, LESSOR may at their option make such repairs without liability to LESSEE for any loss or damage which may result to its business by reason of such repairs, and LESSEE shall pay to LESSOR upon demand as additional rental hereunder the cost of such repairs. In the event of termination of this Lease, LESSEE shall surrender the Demised Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted and shall surrender all keys for the Demised Premises to LESSOR and shall inform LESSOR of all combinations, locks, safes and vaults, if any, to the Demised Premises.

                                  ARTICLE IX.

     Access. LESSOR shall have the right to enter upon the Demised Premises at any reasonable time for the purpose of inspecting the same.

                                   ARTICLE X.

     Assignment and Subletting. LESSEE shall not assign or in any manner transfer this Lease or any estate of interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of LESSOR. Consent by LESSOR shall not be unreasonably withheld and no assignment or subletting shall operate as a waiver of LESSOR's rights of consent as to any subsequent assignments and subletting. Notwithstanding any assignment or subletting, LESSEE shall at all times remain fully responsible and liable for the payment of rent herein specified and for compliance with all of its other obligations under this Lease. For the purposes of this Lease, the sale, conveyance, lease, assignment, transfer, pledge, encumbrance or other transaction which changes, or might result in a change in the individual's ownership of stock in any corporate LESSEE, shall be deemed an assignment within the meaning of this Lease. Any merger, dissolution, reorganization, or other corporate change modifying the control of a corporate LESSEE shall be deemed an "assignment" which cannot be accomplished without the prior written consent of LESSOR, which shall not be unreasonably withheld.

                                  ARTICLE XI.

     1. Property Taxes. The LESSEE agrees to pay directly on their due dates as additional rental the amount of all property taxes assessed and levied against the Demised Premises and both the principal and interest portions of any and all assessments levied by any local improvement districts on the premises including all property taxes levied by the City of Spokane, County of Spokane or the State of Washington, which taxes shall be prorated for the first and last month of the Lease term including any extensions thereto.

     2. Future Taxes on Rentals. Should there presently be in effect or should there be enacted during the term of this Lease, or any extension thereof, any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents or the income from real estate or rental property, or increasing any such tax, LESSEE shall reimburse LESSOR at the same time as rental payments are due hereunder, for the actual amount of all such taxes paid, as additional consideration for the execution of this Lease, provided, however, LESSEE may contest in good faith any such tax and providing further LESSEE indemnifies LESSOR for any taxes and costs, including reasonable attorney's fees relating such contest.

                                  ARTICLE XII.

     1. Events of Default. The following events shall be deemed to be events of default by LESSEE under this Lease:

          (a) Failure to Pay Rent. LESSEE shall fail to pay any installment of rent or additional rent hereunder and such failure shall continue for a period of fifteen (15) days.

          (b) Failure to Comply With Terms of Lease. LESSEE shall fail to comply with any term, provisions or covenants of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after written notice thereof by LESSOR.

          (c) Insolvency of Lessee. LESSEE shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (d) Bankruptcy of Lessee. LESSEE shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or LESSEE shall be adjudged bankrupt or insolvent in proceedings filed against LESSEE.

          (e) Appointment of Receiver. A Receiver or Trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of LESSEE.

          (f) Abandonment. LESSEE shall desert or vacate the Demised Premises.

          (g) Creation of Lien. LESSEE shall do or permit to be done anything which creates a lien upon the Demised Premises.

     2. Remedies for Default. Upon the occurrence of any such events of default, LESSOR shall have the option to pursue any one or more of the following remedies:

          (a) Termination of Lease and Surrender. Terminate this Lease in which event LESSEE shall immediately surrender the Demised Premises to LESSOR, and if LESSEE fails to do so, LESSOR may, without prejudice to any other remedy which they may have for the possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove LESSEE and any other person who may be occupying said premises or any part thereof, without being liable for prosecution for any claim or damages therefor; and LESSEE agrees to pay to LESSOR on demand the amount of all loss and damage which LESSOR may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise.

          (b) Retaking Possession and Reletting Without Termination of Lease. Enter upon and take possession of the Demised Premises and expel and remove LESSEE and any other person who may be occupying said premises or any part thereof, without being liable for prosecution or any claims for damages therefor, and, if LESSOR so elects relet the premises on such terms as LESSOR may deem advisable and receive the rent therefor; and LESSEE agrees to pay to LESSOR on demand any deficiency that may arise by reason of such reletting.

     3. Attorney's Fees. If on account of any breach of default by LESSEE in its obligations hereunder, LESSOR shall employ an attorney to enforce or defend any of LESSOR's rights or remedies hereunder, LESSEE agrees to pay any reasonable attorney's fees and all court costs incurred by LESSOR in such connection.

                                 ARTICLE XIII.

     Notices to Lessee and Lessor. Wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether or not actually received, when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the LESSEE or the LESSOR at the addresses set forth below or at such other addresses as they may have hereafter specified by written notice.

     To Lessor:     PORTOLESE & SAMPLE INVESTMENTS
                    16615 Mount Spokane Park Drive
                    Mead, Washington 99021

     To Lessee:     International Ambassador Programs, Inc.
                    110 South Ferrall
                    Spokane, Washington 99202

                                  ARTICLE XIV.

     1. Legal Relationship of Lessor and Lessee. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of LESSOR and LESSEE.

     2. Captions and Construction of Language. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

     3. Waiver of Covenants. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

     4. Computation of Time. Whenever a period of time is herein prescribed for action to be taken by LESSOR, LESSOR shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortage of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of LESSOR.

     5. Entire Agreement. This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

     6. Applicable Laws. The laws of the State of Washington shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

     7. Binding Effect. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

     EXECUTED by the parties this 21 day of December, 1992.


PORTOLESE & SAMPLE INVESTMENTS           INTERNATIONAL AMBASSADOR PROGRAMS, INC.

By: /s/ JOE M. SAMPLE                    By:      /s/ JOHN T. TATHAM
   ---------------------------------            -------------------------------
    Joe M. Sample, Managing Partner             John T. Tatham, President


By: /s/ EMANUELE F. PORTOLESE            Attest:  /s/ TRUDY K. TATHAM
   ---------------------------------            -------------------------------
    Emanuele F. Portolese, Partner              Trudy Tatham, Secretary

                              Lessor                                    Lessee

STATE OF WASHINGTON  )
                     )
County of Spokane    )

     On this day personally appeared before me, JOE M. SAMPLE and EMANUELE F. PORTOLESE, to me known to be the Partners of PORTOLESE & SAMPLE INVESTMENTS, the partnership that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned and on oath stated that they are authorized to execute the said instrument.

     Given under my hand and official seal this 21 day of December, 1992.


                    [SEAL]                   /s/ JAMES J. WORKLAND
                                             -----------------------------------
                                             NOTARY PUBLIC in and for the State
                                             of Washington, residing at Spokane
                                             My appointment expires: 8/28/95


STATE OF WASHINGTON  )
                     )
County of Spokane    )

     On this day personally appeared before me, JOHN T. TATHAM and TRUDY TATHAM, to me known to be the President and Secretary, respectively, of INTERNATIONAL AMBASSADOR PROGRAMS, INC., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that they are authorized to execute the said instrument.

     Given under my hand and official seal this 21 day of December, 1992.


                    [SEAL]                   /s/ JAMES J. WORKLAND
                                             -----------------------------------
                                             NOTARY PUBLIC in and for the State
                                             of Washington, residing at Spokane
                                             My appointment expires: 8/28/95